Exhibit 10.2
FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT
This First Amendment (this “Amendment”) to Second Lien Credit Agreement is entered into as of November 7, 2011 (the “First Amendment Effective Date”), by and among WESTWOOD ONE, INC., a Delaware corporation (the “Borrower”), and the Lenders party hereto.
RECITALS
WHEREAS, reference is made to that certain Second Lien Credit Agreement, dated as of October 21, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement), among the Borrower, Cortland Capital Market Services LLC, as Administrative Agent and Collateral Agent, Macquarie Capital (USA) Inc., as Syndication Agent, and the Lenders party thereto;
WHEREAS, the Borrower wishes to amend the Credit Agreement as set forth herein;
WHEREAS, the Required Lenders have agreed to amend the Credit Agreement upon the terms and subject to the conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
Section 1. Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.
Section 2. Amendment to Section 1.1. Section 1.1 is hereby amended by:
(a) amending the definition of “Excess Cash Flow” by deleting clause (b)(i) thereof and replacing it with the following:
“(i) any cash principal payment on the Term Loans and on the First Lien Loans during such period (but only, in the case of payment in respect of First Lien Revolving Loans or First Lien Swing Loans, to the extent that the Revolving Credit Commitments (as defined in the First Lien Credit Agreement) are permanently reduced by the amount of such payment) other than (x) any voluntary prepayment of Term Loans made pursuant to Section 2.7 hereof during such period or First Lien Term Loans, First Lien Revolving Loans or First Lien Swing Loans pursuant to Section 2.7 of the First Lien Credit Agreement during such period and (y) any mandatory prepayment required pursuant to Section 2.8(a) hereof or Section 2.8(a) of the First Lien Credit Agreement, in either case because of the existence of Excess Cash Flow and any purchase and retirement of First Lien Term Loans by any Purchasing Borrower Party (as defined in the First Lien Credit Agreement) pursuant to Section 2.21 of the First Lien Credit Agreement,”

(b) deleting the definition of “Permitted Acquisition” and replacing it with the following:
“Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions: (a) the aggregate amounts payable in connection with, and other consideration for (in each case, including all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of the Borrower and the Proposed Acquisition Target but excluding any portion of such consideration (x) comprised of Qualified Stock or (y) funded with Net Cash Proceeds of any issuances of Qualified Stock, in each case of clauses (x) and (y), to the extent that the Consolidated Leverage Ratio, measured on a Pro Forma Basis immediately after giving effect to such Proposed Acquisition, as of the last day of the most recently ended Fiscal Quarter or Fiscal Year (in the case of the fourth Fiscal Quarter) for which Financial Statements have been or were required to be delivered pursuant to Section 6.1 is less than the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter or Fiscal Year (in the case of the fourth Fiscal Quarter) for which Financial Statements have been or were required to be delivered pursuant to Section 6.1 (without giving pro forma effect to such Proposed Acquisition)) (i) such Proposed Acquisition shall not exceed, in the aggregate with any Indebtedness incurred in connection with such Proposed Acquisition pursuant to Section 8.1(n), $27,500,000 and (ii) such Proposed Acquisition and all other Permitted Acquisitions consummated on or prior to the date of the consummation of such Proposed Acquisition shall not exceed, in the aggregate with any Indebtedness incurred on or prior to such date pursuant to Section 8.1(n), $55,000,000, (b) the Syndication Agent shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 15 Business Days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Syndication Agent) and on or prior to the date of such Proposed Acquisition, the Syndication Agent shall have received copies of the acquisition agreement and related Contractual Obligations and other documents (including financial information and analysis, environmental assessments and reports, opinions, certificates, lien searches, and FCC approvals) and information reasonably requested by the Syndication Agent, (c) as of the date of consummation of any transaction as part of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, the representations and warranties set forth in any Loan Document shall be true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date, (d) after giving effect to such Permitted Acquisition, the Borrower shall be in compliance with the financial covenants set forth in Article 5 on a Pro Forma Basis as of the last day of the most recently ended Fiscal Quarter or Fiscal Year (in the case of the fourth Fiscal Quarter) for which Financial Statements have been or were required to be delivered pursuant to Section 6.1 (assuming that the maximum permitted Consolidated Leverage Ratio permitted at such time was in fact 0.25 to 1 less than the ratio set forth in Section 5.1 for such period), (e) no Default or Event of Default is continuing or would result therefrom, (f) the Proposed Acquisition Target has Consolidated EBITDA, subject to pro forma adjustments reasonably acceptable to the Syndication Agent, for the most recent four fiscal quarters prior to the date of such Proposed Acquisition for which financial statements are available, greater than zero and (g) after giving effect to such Permitted Acquisition, the sum of (x) unencumbered (except for encumbrances created by the Loan Documents and the First Lien Loan Documents) cash and Cash Equivalents held by the Borrower and its Subsidiaries at such time, plus (y) the aggregate Revolving Credit Commitments (as defined in the First Lien Credit Agreement) of all the First Lien Lenders then in effect minus (z) the Revolving Credit Outstandings (as defined in the First Lien Credit Agreement) of all the First Lien Lenders at such time, shall not be less than $10,000,000.”
(c) amending the definition of “Pro Forma Basis” by adding the following sentence at the end of such definition:
“Any adjustments to Consolidated EBITDA pursuant to this definition as a result of or in connection with a Permitted Acquisition shall not exceed 25% of the Consolidated EBITDA of the Proposed Acquisition Target.”
Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:
(a) Administrative Agent shall have received all of the following:
(i) Amendment. This Amendment, duly executed and delivered by each Loan Party and the Required Lenders; and
(ii) First Lien Credit Agreement Amendment. (A) A copy of the amendment to the First Lien Credit Agreement being entered into by the Loan Parties and the Required Lenders (as defined in the First Lien Credit Agreement) that is substantially similar to this Amendment and (B) evidence that such amendment has been executed and delivered and is in full force and effect on or prior to the First Amendment Effective Date; and

(iii) Fees and Expenses. To the extent invoiced, the fees, expenses and other amounts payable on or prior to the First Amendment Effective Date referred to (and subject to the limitations) in Section 11.3 of the Credit Agreement and in the section titled “Costs and Expenses of the Agents” below, including, but not limited to, reimbursement or payment of all reasonable and out-of-pocket expenses (including the reasonable legal fees and expenses of Latham & Watkins LLP, special counsel to the Syndication Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.
(b) Representations and Warranties. After giving effect to this Amendment, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date.
(c) Completion of Proceedings. All partnership, corporate, limited liability company and other proceedings taken or to be taken in connection with the transactions contemplated hereby and with the transactions contemplated by the concurrent amendment to the First Lien Credit Agreement and all documents incidental hereto and thereto shall be reasonably satisfactory in form and substance to the Syndication Agent and its counsel, and the Syndication Agent and such counsel shall have received copies of such documents as the Syndication Agent may reasonably request.
(d) No Default. On the First Amendment Effective Date, no event shall have occurred and be continuing that would constitute an Event of Default or a Default after giving effect to this Amendment.
(e) Assignment. Term Loans in the amount of no less than $42,500,000 shall have been assigned by MIHI LLC to a Lender that has been previously disclosed to the Borrower in accordance with the provisions of the Credit Agreement and evidence of such assignment shall have been delivered to the Borrower.

Section 4. Representations and Warranties; Reaffirmation of Grant. Each Loan Party hereby represents and warrants to the Agents and the Lenders that, as of the First Amendment Effective Date after giving effect to this Amendment, (a) all representations and warranties of the Loan Parties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of the First Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”) on and as of such earlier date, (b) no Default or Event of Default has occurred and is continuing, (c) the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legally valid, binding obligations of the Loan Parties, enforceable against each such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability and (d) each of the Loan Documents to which such Loan Party is a party pursuant to which a Lien has been granted in favor of the Administrative Agent and all of the Collateral described therein do and shall continue to secure the payment of all Obligations as set forth in such respective Loan Documents. Each Loan Party that is a party to the Guaranty and Security Agreement or any of the Loan Documents pursuant to which a Lien has been granted in favor of the Administrative Agent hereby reaffirms its grant of a security interest in the Collateral to the Administrative Agent for the ratable benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due of the Obligations.
Section 5. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by any Agent or the Lenders shall affect the representations and warranties or the right of the Agents and the Lenders to rely upon them.
Section 6. Reference to Agreement. The Credit Agreement is hereby amended so that any reference in the Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document under the Credit Agreement.
Section 7. Costs and Expenses of the Agents. The Borrower shall pay on demand all reasonable out-of-pocket and documented costs and expenses of the Agents (including the reasonable fees, costs and expenses of counsel to the Agents) incurred in connection with the preparation, execution and delivery of this Amendment, but only to the extent required pursuant to Section 11.3 of the Credit Agreement.
Section 8. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE STATE OF NEW YORK.
Section 9. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10. Limited Effect. This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights, claims or remedies any Lender may have under the Credit Agreement or under any other Loan Document (except as expressly set forth herein) or under applicable law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments or grant any waivers under the same or similar or other circumstances in the future.
Section 11. Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s guaranty under the Guaranty and Security Agreement shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each of the Guarantors hereby further acknowledges that the Borrower, the Agents and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s guaranty.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WESTWOOD ONE, INC.
By:	/s/ Spencer Brown
	Name:	Spencer Brown
	Title:	Chief Executive Officer

WESTWOOD ONE PROPERTIES, INC.
WESTWOOD ONE STATIONS — NYC, INC.
WESTWOOD ONE RADIO, INC.
WESTWOOD ONE RADIO NETWORKS, INC.
WESTWOOD NATIONAL RADIO CORPORATION
VERGE MEDIA COMPANIES, LLC
VERGE MEDIA GROUP HOLDINGS, INC.
VERGE MEDIA INTERMEDIATE HOLDINGS, INC.
VERGE MEDIA, INC.
VERGE MEDIA SOLUTIONS, LLC
EXCELSIOR RADIO NETWORKS, LLC
EXBT, LLC
DIAL COMMUNICATIONS GLOBAL MEDIA, LLC
EXCELSIOR NETWORK GROUP, LLC
RDG EXCELSIOR HOLDINGS, LLC
EXCELSIORTM, INC.
EXCELSIOR MEDIA NETWORKS, LLC
JPN, LLC
EXCELSIOR RADIO NETWORK VENTURES, LLC
EXCELSIOR RADIO HOLDINGS, LLC
EXCELSIOR MEDIAAMERICA, INC.
DG RADIO NETWORKS, LLC
AMERICAN COMEDY NETWORK, LLC,
as Guarantors

By:	/s/ Spencer Brown
	Name:	Spencer Brown
	Title:	Chief Executive Officer
Westwood One 2nd Lien First Amendment Signature Page

MIHI LLC, as a Lender
By:	/s/ Andrew Stock
	Name:	Andrew Stock
	Title:	Authorized Signatory

By:	/s/ Kevin Smith
	Name:	Kevin Smith
	Title:	Authorized Signatory
Westwood One 2nd Lien First Amendment Signature Page

BLACKROCK KELSO CAPITAL CORPORATION, as a Lender

By:	BlackRock Kelso Capital Advisors LLC, its Investment Advisor

	By:	/s/ Michael B. Lazar Name: Michael B. Lazar
Title: Chief Operating Officer
Westwood One 2nd Lien First Amendment Signature Page